Exhibit 99.1

    Pope Resources Reports Second Quarter Earnings of $4.0 Million

    POULSBO, Wash.--(BUSINESS WIRE)--July 21, 2004--Pope Resources (Nasdaq:POPEZ) reported net income of $4.0 million, or 87 cents per diluted ownership unit, on revenues of $11.9 million for the second quarter ended June 30, 2004. This compares to net income of $1.3 million, or 29 cents per diluted ownership unit, on revenues of $7.5 million, for the same period in 2003.
    Net income for the six months ended June 30, 2004 totaled $8.0 million, or $1.75 per diluted ownership unit, on revenues of $23.6 million. Net income for the corresponding period in 2003 totaled $2.6 million, or 57 cents per diluted ownership unit, on revenues of $14.8 million.
    "We enjoyed very strong quarterly earnings, matching our excellent first quarter results," said David L. Nunes, President and CEO. "Net income for the first half of 2004 shows a large gain over the same period in 2003 due primarily to increases in log harvest volumes, an improvement in log prices, and the closing of a significant real estate sale."

    Log Volumes

    "The most significant factor driving the improvement in year-to-date results was a 12 million board feet (MMBF), or 47%, increase in log harvest volume. Most of this volume lift is attributable to our planned increase in annual harvest from 45 to 58 MMBF in both 2004 and 2005 as a result of a January 2004 timberland acquisition. Of the total year-to-date harvest of 38 MMBF, 8 MMBF, or 22%, is attributable to this acquisition. The remaining volume lift is attributable to our decision to front-load our planned annual harvest volume to meet strong log prices in the first six months of this year. As of June 30, 2004 the Partnership had harvested 65% of its planned annual harvest versus 57% for the comparable period in 2003."

    Log Prices

    "The increased harvest corresponded well with a significant strengthening of log prices in the first half of 2004 compared to last year's first six months, which both improved our results on harvested logs and encouraged us to accelerate our 2004 harvest schedule. Our average realized prices for the export and domestic softwood sawlog markets for the first half of 2004 were up 13% and 6%, respectively, over 2003. In addition, we were successful in selling a significantly higher proportion of our log mix into the more valuable export log market. For the first half of 2004, we sold 19% and 64% of our total log production into the export and domestic softwood sawlog markets, respectively. This compares to 10% and 71% for the same period in 2003."

    Real Estate Land Sale

    "During the current quarter our Real Estate segment closed a 426-acre sale for $1.9 million to Kitsap County. The county plans to use the property for a regional heritage park."

    "As for the second-half of 2004," commented Mr. Nunes, "given the front-loading of our planned annual harvest into the first half of 2004, overall results for the balance of the year are expected to be only modestly profitable."
    The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

    About Pope Resources

    Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own over 117,000 acres of timberland and development property in Washington. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

    This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.
    Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss. In that context, "depletion" refers to a measure of the reduction in value of timberland upon the harvest of growing timber from that land.


            Pope Resources, A Delaware Limited Partnership
                              Unaudited

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                        (all amounts in $000's)

                                  Three months ended Six months ended
                                      June 30,           June 30,
                                    2004     2003     2004     2003

Revenues                           $11,888  $ 7,480  $23,620  $14,792
Costs and expenses:
  Cost of sales                     (4,128)  (3,128)  (8,616)  (5,999)
  Operating expenses                (2,987)  (2,353)  (5,483)  (4,795)
                                    -------  -------  -------  -------
Operating income                     4,773    1,999    9,521    3,998
  Interest, net                       (776)    (694)  (1,526)  (1,408)
                                    -------  -------  -------  -------
Income before income taxes           3,997    1,305    7,995    2,590
Income tax benefit/(provision)           -       (9)       -       (3)
                                    -------  -------  -------  -------
Net income                         $ 3,997  $ 1,296  $ 7,995  $ 2,587
                                    =======  =======  =======  =======

Average units outstanding -
 Basic (000's)                       4,520    4,518    4,520    4,518
                                    =======  =======  =======  =======
Average units outstanding -
 Diluted (000's)                     4,594    4,519    4,579    4,519
                                    =======  =======  =======  =======

Basic net income per unit          $  0.88  $  0.29  $  1.77  $  0.57
                                    =======  =======  =======  =======
Diluted net income per unit        $  0.87  $  0.29  $  1.75  $  0.57
                                    =======  =======  =======  =======


                     CONSOLIDATED BALANCE SHEETS
                       (all amounts in $000's)

                                                     June 30,
                                                2004          2003
                                             -----------   -----------
Assets:
   Cash and short-term investments           $    8,865    $    7,602
   Other current assets                           2,120         2,092
   Roads and timber                              53,801        49,033
   Properties and equipment                      25,633        23,543
   Other assets                                   1,337         3,188
                                              ----------    ----------
       Total                                 $   91,756    $   85,458
                                              ==========    ==========
Liabilities and partners' capital:
   Current liabilities                       $    3,927    $    3,192
   Long-term debt, excluding current portion     34,198        36,057
   Other long-term liabilities                      184           468
   Total liabilities                             38,309        39,717
   Partners' capital                             53,447        45,741
                                              ----------    ----------
       Total                                 $   91,756    $   85,458
                                              ==========    ==========


            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                       (all amounts in $000's)

                                           Three months ended
                                   30-Jun-04   30-Jun-03     31-Mar-04

Net income                         $   3,997   $   1,296    $   3,998
Added back:
   Interest, net                         776         694          750
   Depletion                           1,294         811        1,471
   Depreciation and amortization         174         162          168
   Income tax expense                      -           9            -
Less:
   Income tax benefit                      -           -            -
                                    ---------   ---------    ---------
EBITDDA                            $   6,241   $   2,972    $   6,387
                                    =========   =========    =========


       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                       (all amounts in $000's)

                                          Three months ended
                                30-Jun-04     30-Jun-03      31-Mar-04

Cash from operations            $   7,272    $   1,960    $    4,225
Added back:
  Change in working capital                        328         1,519
  Interest                            776          694           750
  Deferred profit                      33            -             -
  Other                                              -             1
Less:
  Change in working capital        (1,834)           -             -
  Deferred profit                                   (2)         (108)
  Income tax benefit                    -            -             -
  Other                                (6)          (8)
                                 ---------    ----------   -----------
EBITDDA                         $   6,241    $   2,972    $    6,387
                                 =========    ==========    ==========


                         SEGMENT INFORMATION
                       (all amounts in $000's)

                                   Three months ended Six months ended
                                        June 30,          June 30,
                                      2004     2003    2004     2003

Revenues:
  Fee Timber                        $ 9,369  $6,338  $20,780  $13,113
  Timberland Management &
   Consulting (TM&C)                    396     299      522      683
  Real Estate                         2,123     843    2,318      996
                                     -------  ------  -------  -------
      Total                          11,888   7,480   23,620   14,792
EBITDDA:
  Fee Timber                          5,671   3,531   13,304    7,561
  TM&C                                  (77)   (180)    (459)    (289)
  Real Estate                         1,279     250    1,061      (27)
  General & administrative             (632)   (629)  (1,278)  (1,264)
                                     -------  ------  -------  -------
      Total                           6,241   2,972   12,628    5,981

Depreciation, depletion and
 amortization:
  Fee Timber                          1,299     845    2,801    1,719
  TM&C                                   22      14       44       34
  Real Estate                            61      20       84       39
  General & administrative               86      94      178      191
                                     -------  ------  -------  -------
      Total                           1,468     973    3,107    1,983

Operating income/(loss):
  Fee Timber                          4,372   2,686   10,503    5,842
  TM&C                                  (99)   (194)    (503)    (323)
  Real Estate                         1,218     230      977      (66)
  General & administrative             (718)   (723)  (1,456)  (1,455)
                                     -------  ------  -------  -------
      Total                         $ 4,773  $1,999  $ 9,521  $ 3,998
                                     =======  ======  =======  =======


                         SELECTED STATISTICS

                              Three months ended  Six months ended
                              30-Jun-04 30-Jun-03 30-Jun-04  30-Jun-03
Log sale volumes (thousand
 board feet):
   Export conifer                1,558     1,203     7,182      2,633
   Domestic conifer             12,529     8,939    24,219     18,226
   Pulp conifer                  2,786     2,069     5,419      3,748
   Hardwoods                       682       464     1,087      1,234
                               --------  --------  --------   --------
   Total                        17,555    12,675    37,907     25,841
                               ========  ========  ========   ========

Average price realizations
 (per thousand board feet):
   Export conifer             $    628  $    564  $    652   $    579
   Domestic conifer                562       532       558        528
   Pulp conifer                    234       200       228        216
   Hardwoods                       582       563       573        543
   Overall                         517       482       529        489

Owned acres                    117,251   112,200   117,251    112,200
Acres under management           5,316   123,597     5,316    123,597
Capital expenditures ($000's) $  1,104  $    303  $ 10,434(a)$    716
Depletion ($000's)            $  1,294  $    811  $  2,765   $  1,654
Depreciation ($000's)         $    174  $    162  $    342   $    329
Debt to total capitalization        40%       45%       40%        45%

(a) Includes $8.5 million timberland acquisition closed in January
    2004.


                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                                      Q2 2004 vs. Q2  Q2 2004 vs. Q1
                                           2003            2004

                                       Total   Per     Total    Per
                                               Unit             Unit

Net income:
  2nd Quarter 2004                    $3,997  $ 0.88  $ 3,997  $ 0.88
  1st Quarter 2004                                      3,998    0.88
  2nd Quarter 2003                     1,296    0.29
                                       ------  ------ ------- -------
     Variance                         $2,701  $ 0.59  $    (1) $(0.00)

Detail of earnings variance:
Fee Timber
  Log price realizations (A)          $  614  $ 0.14  $  (404) $(0.09)
  Log volumes (B)                      1,674    0.37   (1,278)  (0.28)
  Timberland sale income                   -       -       (6)      -
  Depletion                             (483)  (0.11)     177    0.04
  Other Fee Timber                      (119)  (0.03)    (248)  (0.05)
Timberland Management & Consulting
  Management fee changes                 223    0.05      396    0.09
  Other Timberland Mgmnt & Consulting   (128)  (0.03)     (91)  (0.02)
Real Estate
  Environmental remediation reserve     (295)  (0.07)
  Operating results from sold RE op's     41    0.01
  Other Real Estate                    1,242    0.28    1,459    0.32
General & administrative costs             5       -       20       -
Interest expense                         (32)  (0.01)     (27)  (0.01)
Other (taxes, minority int., interest
 inc.)                                   (41)  (0.01)       1       -
                                       ------  ------  -------  ------
Total change in earnings              $2,701  $ 0.59  $    (1) $ 0.00
                                       ======  ======  =======  ======

(A) Price variance calculated by extending the change in average realized price by current period volume.
(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period, less variance in log production costs.

    CONTACT: Pope Resources
             Tom Ringo, 360-697-6626
             Fax 360-697-1156